EXHIBIT 99.1

News Release

FOR RELEASE 4:00 PM Eastern, Thursday, February 24, 2005
Investor Contact: Mark Lamb	Press Contact: Carrie Holmes
Director – Investor Relations (425) 519-4034 markl@Onyx.com	(425) 519-4096 carrieh@onyx.com

Onyx Software Achieves Higher License Revenues and Strengthens Cash Position
Enterprise-level Organizations Account for Nearly Two-Thirds of New License Sales in 2004

BELLEVUE, WA. —Onyx® Software Corporation (NASDAQ: ONXS) today announced results for the quarter and year ended December 31, 2004.

Fourth Quarter Results
Revenue for the fourth quarter of 2004 was $14.9 million, compared to $13.0 million in the fourth quarter of 2003. Reported net loss for the fourth quarter of 2004 was ($1.4) million, or a loss of ($0.10) per share, compared to a reported net loss of ($1.6) million, or a loss of ($0.11) in the fourth quarter of 2003. Reported net loss includes severance of $1.0 million primarily related to executive changes previously announced, a $0.4 million impairment of a minority investment acquired in 1999 and a change in the value of previously issued warrants of $0.2 million that partially offset these charges.

Non-GAAP operating loss, which excludes amortization of intangibles, stock-based compensation expense, restructuring and severance was ($0.3) million in the fourth quarter of 2004, compared to a non-GAAP operating loss of ($1.1) million in the fourth quarter of 2003. Onyx believes that supplementary disclosure regarding non-GAAP operating loss assists in comparing current operating results with those of past periods. A reconciliation of non-GAAP operating loss with actual operating loss is attached to the financial tables included below in this release.

License revenue in the fourth quarter of 2004 was $4.1 million compared to $2.8 million in the fourth quarter of 2003 and $2.4 million in the third quarter of 2004. Additionally, Onyx has received orders for $2.5 million in license bookings currently expected to be recognized in the second and third quarters of 2005.

“I am pleased with the way the Onyx team completed the fourth quarter and the year,” said Janice P. Anderson, Onyx Chair and CEO. “We achieved the highest license bookings in more than two years, we substantially reduced our full-year operating loss, cash is up sharply and we’re entering 2005 with license bookings. In addition, we believe that Onyx is providing world class solutions to increasing numbers of enterprise-level organizations as many large organizations have selected Onyx as their customer management solution in 2004.”

Forty-eight companies and organizations contributed to Onyx Software’s fourth-quarter license revenue. Ten became new Onyx customers, and thirty-eight existing customers made additional license purchases. New customers included AmeriCold Logistics, J. F. Shea, Lancashire County Council and Stewart Information Services. Existing customers making additional license purchases included Providence Health Plans, AgVantis, Pacific Investment Management Company LLC, Provident Credit Union, Calor Gas, Daniel & Yeager, and The State of New York. Stewart Information Services accounted for approximately ten percent of total fourth quarter revenue.

Onyx’s direct sales force sold approximately three-quarters of fourth quarter license revenue and the remainder was closed with partners.

Onyx customers that went live or upgraded their solutions in the fourth quarter included Agile Software, Amway Japan, CompuMentor, and Shield Healthcare. Onyx announced in the fourth quarter that BlueCross BlueShield of Western New York and BlueShield of Northeastern New York – two divisions of one of New York’s leading health plans – had successfully implemented Onyx Enterprise CRM to manage growth and standardize business processes.

Balance Sheet Strengthens
Onyx Software’s cash position strengthened on a year-over-year and sequential quarter basis. On December 31, 2004, Onyx Software had unrestricted cash and cash equivalents of $14.4 million. This compares to $11.9 million in cash and cash equivalents on December 31, 2003, which included $1.7 million in restricted cash. The 2004 year-end cash and cash equivalents position was a $4.5 million sequential quarter improvement compared to $9.9 million in cash and cash equivalents on September 30, 2004. The improvement primarily resulted from strong collections of existing receivables, revenues in the quarter and advanced billings. Total deferred revenue (including current and long term portions) on December 31, 2004 was $19.7 million compared to $16.7 million on September 30, 2004 and $16.1 million on December 31, 2003.

2004 Financial Summary
Revenue for 2004 was $57.6 million, compared to $58.4 million in 2003. Reported net loss for 2004 was ($2.8) million, or a loss of ($0.19) per share, compared to a loss of ($6.2) million, or a loss of ($0.46) per share in 2003.

Non-GAAP operating loss, which excludes amortization of intangibles, stock-based compensation expense, restructuring and severance, was ($0.5) million in 2004, compared to a non-GAAP operating loss of ($3.9) million in 2003. A reconciliation of non-GAAP operating loss with actual operating loss is attached to the financial tables included below in this release

License revenue increased thirteen percent to $13.7 million in 2004 compared to $12.1 million in 2003.

New License Revenues from Enterprise-Level Organizations Increasing
Enterprise-level organizations – customers with at least $2 billion in annual revenue – accounted for nearly two-thirds of new license sales in 2004. “The large enterprises and mid-size businesses that Onyx serves often have complex businesses processes and need an integrated customer view across functions and divisions. Onyx architecture facilitates low-cost integration and our powerful business process tools give these companies the agility to respond to rapidly changing market dynamics,” Anderson said.

Customers Responding Positively to Innovative New Products
Eight fourth quarter license sales resulted from the company’s initiative to broaden its product portfolio through the recent introduction of innovative, new products:

•	Onyx introduced a new mobile CRM offering, the Onyx Employee Portal for RIM’s BlackBerry® on October 4, 2004. The optimized Onyx offering is designed to increase the individual productivity of mobile professionals by providing personalized access to client data and customer-related tasks. Onyx customer Symetra Financial (formerly Safeco Life & Investments), an insurance and financial services company with over $21 billion in GAAP assets that provides services to approximately 2 million customers, recently shared their experience on a webcast hosted by RIM and Onyx.

•	Onyx Email Accelerator was released on November 9, 2004. The new product is an all-in-one email solution for high volume marketing campaigns and service applications that is tightly integrated with Onyx Enterprise CRM, enabling users to quickly send personalized emails and track the responses in real-time while reducing the need for pay-by-the-message solutions from third party email vendors. Onyx Email Accelerator was purchased by existing and new customers in the fourth quarter, including J. F. Shea, the largest privately held homebuilder in the United States.

Partners Continuing to Leverage Onyx Solutions to Enhance Their Offerings
In 2004 Onyx strengthened its partner community by signing or expanding alliance agreements with over a dozen organizations including systems integrators, value added resellers, and vertical solution providers.

In the fourth quarter, Onyx and Fujitsu announced the receipt of a large contract award by Queensland (Australia) Government’s Department of Child Safety and Department of Communities.

Onyx Japan recently announced a strategic alliance agreement with Abeam Consulting. Formerly a unit of Deloitte Consulting, Abeam provides management consulting, business process re-engineering and SI services for leading corporations and has strong experience in enterprise software applications. Abeam has over 2,000 employees, is headquartered in Tokyo, Japan and has offices throughout Asia and North America. Abeam is currently assisting the implementation of Onyx at certain key enterprise customers in Japan.

Onyx also announced a new educational website for local government — GovernmentCRM.com. Developed with Microsoft and Unisys, the GovernmentCRM.com website is as a resource for local government decision makers in the US to educate themselves on the best tools, services and strategies for their citizen response management or 3-1-1 initiatives.

Government IT Leader Receives Third-Party Recognition for the Strong ROI their Onyx Projects Achieved
Knowsley Metropolitan Borough Council was highlighted in a Return on Investment report by the NCC Group on the cost effectiveness of the Borough’s Onyx CRM implementation. NCC identified savings greater than $450,000 across just two service areas and the figure is expected to increase as the implementation of CRM in other service areas is analyzed. The Council has already achieved its 2004 targets for electronic service delivery, beating its own original schedule by over three months and the e-government deadline by a year and a half. Rod Matthews, Head of Information Society Technology for the Borough has been awarded ‘CIO of the Year’ at the Computing Awards for Excellence. Computing, the leading technology weekly title in the UK, recognized the Borough’s pioneering technology strategies and cost savings, under Matthews’ leadership.

Onyx Enterprise CRM named Select™ Award winner by Info-Tech Research Group
Onyx was recognized as offering outstanding products for mid-sized enterprises in Info-Tech Research Group’s recently announced Select™ Awards. Info-Tech combined expert analysts’ insight with extensive customer satisfaction data to identify Onyx as a vendor of outstanding CRM that meets the unique needs of mid-sized companies.

Industry Leaders Share Their Success Stories at the Onyx Video Library
Visit the Onyx Video Library recently established at www.onyx.com to hear industry leaders from Amway, Glenmede Trust, Mellon Bank, Netegrity and Reed Business discuss how Onyx has positively impacted their business.

Business Outlook
“Our goal and expectation is for improved revenues and profitability in 2005,” Anderson said. “While we expect typical seasonality to be evident in the first quarter, we believe Onyx is well-positioned for the subsequent two quarters with orders already in hand.”

While a wide range of results are possible, Onyx believes that license and total revenue for the first quarter of 2005 is likely to be lower than in the fourth quarter of 2004. First quarter total costs and expenses, excluding amortization of purchased technology, impairment of Goodwill, restructuring-related expenses and severance, are expected to be in the range of approximately $14.5 million – $14.9 million. Actual costs and expenses will vary with the levels and type of revenue actually received.

Sarbanes-Oxley Costs
Onyx estimates that the external costs (ignoring internal costs) for the annual audit, the Sarbanes-Oxley internal controls audit and costs for outside contractors that assisted the company with Sarbanes-Oxley compliance related to 2004 will be approximately $1.6 million. The company’s comparable costs related to 2003 were $0.3 million. The results for the year ended December 31, 2004 include $0.8 million of these costs and the company expects an additional $0.8 million of expense in the first quarter of 2005.

Onyx Software Conference Call
Onyx Software will hold its quarterly conference call to discuss final results for the fourth quarter of 2004 on Thursday, February 24, 2005, at 4:30 p.m. Eastern time. The live broadcast of Onyx Software’s quarterly conference call will be available online at www.onyx.com or www.companyboardroom.com. The call will be archived and available for replay for one week. Alternatively, you can participate by phone.

       When: Thursday, February 24, 2005

       Time: 4:30 pm, (Eastern)/1:30 pm (Pacific)

       Dial-In: 800-901-5231

       International Dial-In: 617-786-2961

       Passcode: 53834207

       Replay: 617-801-6888 (available from 6:30 pm ET 2/24/05 through 11:59 pm ET 3/2/05)

       Replay Passcode: 42419603

About Onyx Software
Onyx Software Corporation (Nasdaq: ONXS), a worldwide leader in delivering successful CRM, offers a fast, cost-effective, easy to use solution that shares critical information among employees, customers and partners. The Onyx approach delivers real-world success by aligning technology with business objectives, strategies and processes. Companies rely on Onyx across multiple departments to streamline customer-facing processes and drive a superior customer experience. Onyx serves customers worldwide in a variety of industries, including financial services, healthcare, high technology and the public sector. Customers include Amway Corporation, Delta Dental, Mellon Financial Corporation, The Regence Group and State Street Corporation. More information can be found at (888) ASK-ONYX, or info@onyx.com.

Forward-Looking Statement
This press release contains forward-looking statements, including statements about our expectations for future financial performance and the potential benefits of our products. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “predict,” “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx’s actual results include, but are not limited to our ability to close large opportunities currently in our sales pipeline, our ability to successfully complete an implementation project currently ongoing with an Onyx customer — the license revenue for which will be recognized upon successful completion of same, the market adoption of, and customer satisfaction with, our product offerings, our ability to control expenses – including those related to the Sarbanes-Oxley Act, the percentage of services performed by directly by Onyx as opposed to on a bill-through basis by Onyx subcontractors, our ability to retain customers on our maintenance and product support program, the expansion of our partner network and the ability of these partners to effectively sell our products and the “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” described in our quarterly report on form 10-Q for the period ended September 30, 2004. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

# # #

Onyx is a registered trademark of Onyx Software Corporation in the United States and other countries.
Other product or service names mentioned herein are the trademarks of their respective owners.

Onyx Software Corporation
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Revenue
License	$4,087	$2,769	$13,666	$12,143
Service	10,837	10,187	43,968	46,230

Total revenue	14,924	12,956	57,634	58,373

Costs of revenue
Cost of license	371	191	984	848
Amortization of acquired technology	—	3	—	255
Cost of service	4,969	4,582	18,614	20,711

Total cost of revenue	5,340	4,776	19,598	21,814

Gross margin	9,584	8,180	38,036	36,559
Operating Expenses
Sales and marketing	5,017	4,604	19,354	20,629
Research and development	2,640	2,764	10,613	11,838
General and administrative	2,239	1,952	8,600	8,205
Restructuring and other-related charges	—	166	442	1,422
Amortization of other acquisition-related intangibles	—	209	627	836
Severance charges	996	—	996	—
Amortization of stock-based compensation	—	38	—	70

Total operating expenses	10,892	9,733	40,632	43,000

Operating loss	(1,308)	(1,553)	(2,596)	(6,441)

Other income (expense), net	15	75	(340)	78
Investment losses and impairment	(403)	—	(403)	—
Change in fair value of outstanding warrants	199	221	513	355

Loss before income taxes	(1,497)	(1,257)	(2,826)	(6,008)
Income tax provision (benefit)	(145)	257	(57)	264
Minority interest in income (loss) of Consolidated subsidiary	50	82	(15)	(118)

Net Loss	$(1,402)	$(1,596)	$(2,754)	$(6,154)

Basic and diluted net loss per share (A)	$(0.10)	$(0.11)	$(0.19)	$(0.46)

Shares used in computation of basic and diluted net loss per share(A)	14,554	13,914	14,364	13,442

(A)	On July 23, 2003, the company announced a one-for-four reverse stock split authorized by its shareholders. All share and per share amounts in the accompanying consolidated financial statements have been adjusted to reflect this reverse stock split.

Onyx Software Corporation
Supplemental Non-GAAP Information:
(In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Operating loss	$(1,308)	$(1,553)	$(2,596)	$(6,441)
Adjustments to reconcile operating loss in the financial statements to non-GAAP operating loss:
Restructuring charges
Facilities	—	85	155	444
Severance	—	81	287	769
Asset impairments	—	—	—	209

Total restructuring charges	—	166	442	1,422
Amortization of acquired technology	—	3	—	255
Amortization of other acquisition-related intangibles	—	209	627	836
Severance	996	—	996	—
Amortization of stock-based compensation	—	38	—	70

Non-GAAP operating loss	$(312)	$(1,137)	$(531)	$(3,858)

Net loss	$(1,402)	$(1,596)	$(2,754)	$(6,154)
Adjustments to reconcile net loss in the financial statements to non-GAAP net loss:
Restructuring charges
Facilities	—	85	155	444
Severance	—	81	287	769
Asset impairments	—	—	—	209
Total restructuring charges	—	166	442	1,422
Amortization of acquired technology	—	3	—	255
Amortization of other acquisition-related intangibles	—	209	627	836
Severance	996	—	996	—
Amortization of stock-based compensation	—	38	—	70
Investment losses and impairment	403	—	403	—
Change in fair value of outstanding warrants	(199)	(221)	(513)	(355)
Deferred income tax associated with Acquisitions	—	(71)	(213)	(284)

Non-GAAP net loss	$(202)	$(1,472)	$(1,012)	$(4,210)

Non-GAAP diluted and basic net loss per share	$(0.01)	$(0.11)	$(0.07)	$(0.31)

Shares used in computation of non-GAAP basic and diluted net loss per share	14,554	13,914	14,364	13,442

6

Onyx Software Corporation
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	December 31,	December 31,
	2004	2003
Assets
Current Assets:
Cash and cash equivalents (B)	$14,393	$11,850
Accounts receivable, net	11,220	12,245
Prepaid expenses and other current assets	1,968	1,666
Deferred tax asset	89	362

Total current assets	27,670	26,123

Property and equipment, net	3,711	4,277
Purchased technology, net	4,095	—
Other intangibles, net	—	675
Goodwill, net	10,306	9,508
Deferred tax asset	35	—
Other assets	450	842

Total Assets	$46,267	$41,425

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$1,205	$883
Salary and benefits payable	1,937	946
Accrued liabilities	2,453	1,536
Income taxes payable	217	770
Restructuring-related liabilities	731	2,758
Purchased technology obligation	986	—
Current portion of term loan	167	—
Deferred revenue	17,761	15,053

Total current liabilities	25,457	21,946

Long-term accrued liabilities	464	544
Long-term deferred revenue	1,923	1,025
Long-term restructuring-related liabilities	—	405
Long-term restructuring-related liabilities – warrants	52	565
Long-term purchased technology obligation	856	—
Long-term deferred rent	450	293
Term loan	222	—
Deferred tax liabilities	—	229
Minority interest in joint venture	106	119

Shareholders’ Equity
Common stock	144,736	142,682
Accumulated deficit	(130,969)	(128,215)
Accumulated other comprehensive income	2,970	1,832

Total shareholders’ equity	16,737	16,299

Total Liabilities and Shareholders’ Equity	$46,267	$41,425

(B)	Includes $0 and $1.7 million in restricted cash as of December 31, 2004 and December 31, 2003, respectively.